Exhibit 10.13

[EXECUTION COPY]

SEVENTH AMENDMENT

TO

CREDIT AGREEMENT

This SEVENTH AMENDMENT, dated as of April 2, 2010 (this “Amendment”), to the Existing Credit Agreement referred to below, is among SABRE COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, SABRE COMMUNICATIONS CORPORATION, an Iowa corporation, SABRE INDUSTRIES, INC., a Delaware corporation, CELLXION, LLC, a Delaware limited liability company, and CELLXION WIRELESS SERVICES, LLC, a Delaware limited liability company (collectively referred to as the “Borrowers” and individually referred to as a “Borrower”), the Lenders, (such capitalized term, and other capitalized terms used in this preamble or the recitals, have the meanings set forth in Article I)  parties hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, various financial institutions (the “Lenders”) and Dresdner Bank AG New York and Grand Cayman Branches, as Administrative Agent are parties to a Credit Agreement, dated as of June 26, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, such parties have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

ARTICLE I
AMENDMENT TO THE
EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Seventh Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article.

SECTION 1.1.  Clause (a) of Section 7.2.4 of the Existing Credit Agreement is hereby amended  to add the following language at the end:

Solely for purposes of the foregoing, with respect to determining EBITDA for the periods ended January 31, 2010 and April 30, 2010, respectively, there shall be an add-back of unusual and non-recurring expenses, including the following: Salt River Project Rework, overtime related to Salt River Project Rework, re-bonding fees incurred in connection with the elimination of the requirement for a $5 million Letter of Credit held by a former surety, a write-down of the potential receivable related to claims filed with the insurance company of the galvanizer builder, accrual for US cellular rebate, costs for replacement of Hayden Tower located in California (insurance deductable) and an accrual for obsolete/slow moving tower inventory on the books of Cellxion.

ARTICLE II
WAIVER

Effective on (and subject to the occurrence of) the Seventh Amendment Effective Date, the parties agree to the following waivers under the Existing Credit Agreement.

SECTION 2.1.  Reference is made to the mandatory prepayment in respect of Excess Cash Flow set forth in clause (f) of Section 3.1.1 of the Existing Credit Agreement.  The Lenders agree that, notwithstanding anything to the contrary in the Existing Credit Agreement and each other Loan Document, with respect to any mandatory prepayment that would be due for the quarter ended January 31, 2010, no such mandatory prepayment shall be due until April 15, 2010 (and in connection with the foregoing, Lenders waive any violation that might otherwise occur and any penalty that might otherwise arise without the benefit of this waiver).

SECTION 2.2.  Reference is made to the delivery of an unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of each Fiscal Quarter and consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for such Fiscal Quarter pursuant to clause (a) of Section 7.1.1 of the Existing Credit Agreement.  The Lenders agree that, notwithstanding anything to the contrary in the Existing Credit Agreement and each other Loan Document, with respect to the quarter ended January 31, 2010, no such balance sheet and consolidated statements of income and cash flow shall be due until April 15, 2010 (and in connection with the foregoing, Lenders waive any violation that might otherwise occur and any penalty that might otherwise arise without the benefit of this waiver).

SECTION 2.3.  Reference is made to the delivery of an unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of each month and consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for such month pursuant to clause (l) of Section 7.1.1 of the Existing Credit Agreement.  The Lenders agree that, notwithstanding anything to the contrary in the Existing Credit Agreement and each other Loan Document, with respect to the months of February and March, 2010, respectively, no such balance sheet and consolidated statements of income and cash flow shall be due until 60 days after the end of each such month (and in connection with the foregoing, Lenders waive any violation that might otherwise occur and any penalty that might otherwise arise without the benefit of this waiver).

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION 3.1.  Seventh Amendment Effective Date.  This Amendment shall become effective as of the date first written above (the “Seventh Amendment Effective Date”), when the conditions set forth in this Article shall have been satisfied.

SECTION 3.2.  Execution of Counterparts.  The Administrative Agent shall have received counterparts of this Amendment, which shall have been duly executed and delivered on behalf of Sabre, SCC, Holdings, the Borrowers and the Required Lenders.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1.  Representations.  Each Borrower hereby represents and warrants that both before and after giving effect to this Amendment, (i) the representations and warranties contained in Article VI of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which by their terms expressly relate to an earlier date, which were true and correct in all material respects as of such date), (ii) after giving effect to the transactions contemplated herein, no Default or Event of Default has occurred and is continuing on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment, and (iv) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

ARTICLE V
MISCELLANEOUS

SECTION 5.1.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 5.2.  Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

SECTION 5.3.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4.  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.5.  Governing Law; Entire Agreement.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL

LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 5.6.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the day and year first above written.

SABRE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Peter Van Raalte
Name: Peter Van Raalte
Title: Chairman

SABRE COMMUNICATIONS CORPORATION

By:	/s/ James M. Tholey
Name: James M. Tholey
Title: Executive VP and CFO

SABRE INDUSTRIES, INC.

By:	/s/ Peter Van Raalte
Name: Peter Van Raalte
Title: Chairman

CELLXION, LLC

By:	/s/ James M. Tholey
Name: James M. Tholey
Title: Executive VP and CFO

CELLXION WIRELESS SERVICES, LLC

By:	/s/ James M. Tholey
Name: James M. Tholey
Title: Executive VP and CFO

COMMERZBANK AG (FORMERLY DRESDNER BANK AG ACTING THROUGH ITS LENDING OFFICE, DRESDNER BANK AG, NEW YORK BRANCH)

By:	/s/ Brian M. Smith
Name: Brian M. Smith
Title: Managing Director

By:	/s/ Craig Meisner
Name: Craig Meisner
Title: Managing Director